UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2006

The Pepsi Bottling Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2006, the Board of Directors (the "Board") of The Pepsi Bottling Group, Inc. ("PBG") approved changes to the compensation program for PBG non-employee directors ("Directors") and implemented formal stock ownership guidelines for Directors. The changes to the Directors’ compensation program were recommended by the Board’s independent compensation consultant and the Nominating and Corporate Governance Committee of the Board. The changes impact only the equity component of the program. No changes were made to the cash component of the program. The terms of the Directors’ compensation program are embodied within the PBG Directors’ Stock Plan (the "Plan"). An amended and restated version of the Plan will be attached as an exhibit to the PBG Form 10-K for fiscal year 2005.

Pursuant to the Plan changes approved by the Board, Directors will be entitled to receive an annual equity award comprised of restricted stock units ("RSUs") with a value of $60,000 and stock options with a face value of $180,000. Under the prior program, which had been in place since 2003, the annual equity award was comprised solely of stock options, with a face value of $300,000. The actual number of RSUs and stock options actually granted to each Director will be determined by dividing the applicable value by the Fair Market Value (as defined in the Plan) of PBG common stock on the grant date, April 1. The RSUs will be immediately vested and will be settled in shares of PBG common stock. Directors generally have a one-time opportunity to elect to defer their RSU awards. Stock options are granted with an exercise price equal to the Fair Market Value of PBG common stock on the grant date and are immediately vested. The options expire upon the earlier of the tenth anniversary of the grant date or five years after the Director terminates services as a director of PBG. The Directors’ right under the current Plan to convert stock options into shares of PBG common stock and defer such shares into phantom units has been eliminated. Upon being elected to the Board, new Directors will continue to receive a one-time restricted stock award of $25,000.

The Board also approved formal stock ownership guidelines for the Directors. Under these guidelines, each Director is expected to own 6,000 shares of PBG common stock within 5 years of commencing services as a Director of PBG. Stock options held by the Directors are not counted towards the satisfaction of these guidelines.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pepsi Bottling Group, Inc.

February 3, 2006	By:	David Yawman

Name: David Yawman
Title: Vice President, Assistant General Counsel and Assistant Secretary